UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported):  January 31, 2011

TIANYU STEEL INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54038	27-3819552
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

c/o Codan Trust Company (Cayman) Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
 (Address of Principal Executive Offices)
 _______________

(345) 945 3901
 (Registrant Telephone number)

EUROPA ACQUISITION II, INC
100 Europa Drive, Suite 455
Chapel Hill, North Carolina 27517
 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31,  2011, Tianyu Steel Inc. (the “Company”) closed on  a Share Purchase Agreement (“Purchase Agreement”), among the Company, the shareholders of the Company (the “Shareholders”) and KAEYO Investments Ltd., on its behalf and on behalf of certain third parties as their attorney-in-fact (collectively, the “Purchaser”), pursuant to which, the Shareholders sold an aggregate of 100,000 shares of the Company’s ordinary shares, par value $0.0001 (the “Shares”) to the Purchaser, for an aggregate purchase price of $30,000 plus the cost of redomestication.   As a result of the closing of the Purchase Agreement, the Purchaser holds 100% of the Company’s outstanding capital stock, of which KAEYO Investments Ltd. holds 88.6%, resulting in a change in control of the registrant.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the transactions under the Purchase Agreement, the Purchaser holds 100% of the registrant’s outstanding capital stock resulting in a change in control of the registrant.

The Purchaser used his own personal funds to purchase the Shares.

In connection with the closing of the Purchase Agreement, Mr. Peter Reichard resigned from all offices of the Company held by him, effective immediately, and from his position as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders (the “Effective Date”), which is expected to occur on or about February 2, 2011. Yoel Neeman was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary effective immediately, and as its sole director, effective as of the Effective Date.

The Company was and remains a shell company following the change of control reported herein.  Except as modified hereby, the Form 10 information required by Item 5.01(a)(8) is incorporated by reference from the Company’s Form 10 filed on July 20, 2010, and the subsequently filed reports.

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 31, 2011, the board of directors of the Company accepted the resignation of Peter Reichard, from his position as the Company’s Chief Executive Officer and Chief Financial Officer, effective immediately, and from his position as the Company’s sole director, effective as of the Effective Date.  On the same day, the board of directors of the Company appointed Yoel Neeman as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately, and as its sole director, effective as of the Effective Date.

Yoel Neeman, age 38, was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately, and as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders. Mr. Neeman is a partner at the Israeli law firm Tadmor & Co. since June 2005, focusing on corporate, mergers and acquisitions, and financing. Mr. Neeman holds an LL.B. from the Hebrew University, Jerusalem where he graduated in 1998 (Magna cum Laude and was a Member of the Editorial Board of Law Review); and holds an LL.M. in Corporate Law from New York University School of Law where he graduated in 2000.

Mr. Neeman is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Neeman and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Redomicile

On January 31, 2011, the Company received the filed Articles of Conversion with the State of Nevada, reporting its conversion from Nevada and continuation to the Cayman Islands, effective as of January 14, 2011 (the “Redomestication”).
The Redomestication was effected under Cayman Islands law, on January 14, 2011, when the Company filed a Certificate of Continuation and a Memorandum and Articles of Association with the Cayman Islands Registrar of Corporate Affairs.  The Company’s board of directors and shareholders approved the continuation to the Cayman Islands on January 14, 2011 and ratified the conversion from Nevada on January 21, 2010.

A copy of each of the Certificate of Continuation, the Memorandum and Articles of Association and the Articles of Conversion, is filed as Exhibits 3.1, 3.2 and 3.3 to this current report, and is incorporated by reference herein.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, Cayman Islands.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated December 27, 2010, by and among the Company, the Shareholders and KAEYO Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2011

TIANYU STEEL INC.

By:	/s/ Yoel Neeman
Yoel Neeman
Chief Executive Officer;
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, Cayman Islands.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated December 27, 2010, by and among the Company, the Shareholders and KAEYO Investments Ltd.